Exhibit 99.1

                 The Knot Reports Second Quarter and Six Month
     2006 Financial Results; Net Income for the Second Quarter Increases to $3.9 Million on a 31% Revenue Gain; Reminder: Conference Call Today at
                 2:30 p.m. ET Dial-in 800-638-7172 (ID#3164202)


    NEW YORK--(BUSINESS WIRE)--July 27, 2006--The Knot, Inc. (NASDAQ:
KNOT, www.theknot.com), a leading lifestage media company targeting couples planning their weddings and future lives together, today reported financial results for its second quarter and six months ended June 30, 2006.

    Second Quarter 2006 Results

    For the second quarter ended June 30, 2006, The Knot reported net revenues of $17.7 million, an increase of 31% from net revenues of $13.6 million for the second quarter of 2005. All three of the Company's revenue streams contributed to the gains, led by local and national online advertising revenue which was up 38% over the prior year. Publishing and other revenues rose by 30% and merchandise revenue increased by 20% over the prior year.
    "Online advertising and publishing revenues remained strong in the second quarter of 2006, and we saw an encouraging rebound in our merchandising revenue," said David Liu, Chief Executive Officer of The Knot. "The value of our ability to deliver a replenishing audience, poised to purchase goods and services within a defined time period, is being recognized by our advertisers with increased spending budgets and expanded campaigns."
    The Knot reported net income for the second quarter of 2006 of $3.9 million or $0.17 per basic and $0.15 per diluted share as compared to $1.3 million or $0.06 per basic and $0.05 per diluted share in 2005. Professional fees related to The Knot's litigation with WeddingChannel.com, Inc., which were $1.6 million in the second quarter of 2005, were minimal in the second quarter of 2006. On January 17, 2006, a stay was entered in connection with this litigation, for a period of not less than 60 days, upon the joint request of the parties. The stay has continued to remain in effect.
    On June 5, 2006, The Knot and WeddingChannel announced that they had entered into a definitive merger agreement. As previously announced, The Knot will, under the terms of the merger agreement, pay approximately $57.9 million in cash and issue 1,150,000 shares of its common stock in exchange for all of the capital stock and stock options of WeddingChannel. On July 20, 2006, The Knot filed a registration statement with the Securities and Exchange Commission relating to a proposed offering by The Knot of 3,500,000 newly-issued shares of common stock and by certain selling stockholders of 4,450,000 shares of common stock. The net proceeds to The Knot from this offering, which is subject to the registration statement becoming effective and market conditions, will be used to fund part of the cash portion of the merger consideration. The shares being offered in the proposed offering may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
    Effective January 1, 2006, The Knot began recording expense associated with employee stock options including rights associated with its Employee Stock Purchase Plan, in accordance with Statement of Financial Accounting Standards No. 123(R). The adoption of this standard resulted in a reduction in net income of $144,000 and $272,000 for the three and six months ended June 30, 2006, respectively, or $0.01 per basic share for each period. There was no impact on diluted earnings per share for each period. Total stock-based compensation, including expense associated with restricted common shares, was $361,000 and $689,000 for the three and six months ended June 30, 2006, respectively. There was no stock-based compensation recorded in the three and six months ended June 30, 2005.

    Results for the Six Months Ended June 30, 2006

    For the six months ended June 30, 2006, The Knot reported net revenues of $32.5 million and net income of $5.6 million or $0.24 per basic and $0.22 per diluted share as compared to net revenues of $25.5 million and net income of $1.7 million or $0.08 per basic and $0.07 per diluted share in 2005.

    Recent Highlights:

    During the second quarter, The Knot made a series of announcements regarding its strategic extension to offline media of The Nest lifestyle brand for young marrieds. These included the anticipated summer launch of THE NEST From The Knot magazine; a distribution deal with McClatchy-Tribune Information Services (formerly KnightRidder/Tribune) to distribute editorial content from The Nest; and a multiple book deal with Clarkson Potter to bring The Nest brand to bookshelves nationwide. The first book, "The Nest Newlywed
Handbook: An Owner's Manual to Modern Married Life," will be published in early Fall 2006.
    On July 10, 2006, The Knot announced that it had completed a private placement of 2,750,000 newly-issued shares of common stock at $18.25 per share to three institutional investors for gross proceeds of $50.2 million, before placement fees and offering expenses. As previously announced, these proceeds will be used for general corporate purposes other than in relation to the WeddingChannel merger.
    On July 25, 2006, The Knot announced that it had acquired "the lilaguide", a collection of localized pocket-sized, for-parents-by-parents guidebooks on all-things babies. The acquisition of "the lilaguide" represents The Knot's first step into the business of catering to the specific needs of first-time parents.

    JULY 25 CONFERENCE CALL AND WEBCAST

    The Knot will host a conference call with investors at 2:30 p.m. ET on Thursday, July 27, 2006, to discuss its second quarter 2006 financial results. Participants should dial in 800-638-7172 (# 3164202) at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the Internet on the Investor Relations section of The Knot Web site, accessible at www.theknot.com/investor-relations.
    To access the webcast, participants should visit The Knot website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

    REPLAY INFORMATION

    A replay of the webcast will also be archived on The Knot website approximately two hours after the conference call ends for a period of two weeks and will also be available at 800-642-1687 reference #
3164202

    About The Knot, Inc.

    The Knot, Inc. (NASDAQ: KNOT; www.theknot.com) is a leading lifestage media and services company. The Company's flagship brand, The Knot, is the nation's leading wedding resource that reaches over 1 million engaged couples each year through the Web, newsstands, bookstores, national television and more. Its award-winning website, TheKnot.com, is the most-trafficked online wedding destination. The Company also offers a diverse collection of print publications including national and regional editions of "The Knot Weddings" magazine, seven books, a popular TV series on The Oxygen Network, a Video On Demand (VOD) service for Comcast Cable and content distribution partnerships with MSN and Comcast. The Knot, Inc. has recently launched several brands targeted before and beyond the wedding day, including newlywed resource The Nest (www.thenest.com), teen site PromSpot.com, and online personals site, GreatBoyfriends.com. The Knot, Inc. is based in New York and has several other offices across the country.

    FORWARD-LOOKING STATEMENTS

    This release contains forward-looking statements regarding future events or the future financial performance of The Knot. These statements, which are usually accompanied by word such as "may", will", "could", "intends" and "expects", are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, among others, (i) the risk that the proposed merger may not be approved by the stockholders of WeddingChannel or that the necessary regulatory approvals are not obtained, (ii) the risk that other closing conditions of the merger may not be satisfied, (iii) the risk that the two companies' businesses will not be integrated successfully and (iv) the significant costs related to the proposed merger. In addition, other factors relating solely to The Knot's business could cause actual events or results to differ materially from the forward-looking statements contained herein including, among others, (i) The Knot's unproven business model, (ii) The Knot's history of significant losses, (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the risks and related costs associated with ongoing litigation, (v) the seasonality of the wedding industry and (vi) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.



                             The Knot Inc.
                      Consolidated Balance Sheets
                            (in thousands)


                                               June 30,   December 31,
                                                 2006         2005
                                              (Unaudited)   (Audited)
                                             ------------ ------------
Assets
Current assets:
  Cash and cash equivalents                      $24,662      $17,685
  Short-term investments                           9,600       11,550
  Accounts receivable, net                         4,783        4,805
  Inventories                                      1,786        1,622
  Deferred production and marketing costs            623          419
  Other current assets                               815          881
                                             ------------ ------------
Total current assets                              42,269       36,962

Property and equipment, net                        4,056        2,987

Intangible assets, net                             9,077        9,110
Other assets                                       1,454          326
                                             ------------ ------------
Total assets                                     $56,856      $49,385
                                             ============ ============

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses           $5,018       $5,574
  Deferred revenue                                 8,785        7,816
  Current portion of long-term debt                   47           47
                                             ------------ ------------
Total current liabilities                         13,850       13,437
Long term debt                                       106          106
Other liabilities                                    480          505
                                             ------------ ------------
Total liabilities                                 14,436       14,048

Stockholders' equity:
  Common stock                                       234          230
  Additional paid-in-capital                      78,837       77,550
  Deferred compensation                               --         (221)
  Accumulated deficit                            (36,651)     (42,222)
                                             ------------ ------------
Total stockholders' equity                        42,420       35,337
                                             ------------ ------------
Total liabilities and stockholders' equity       $56,856      $49,385
                                             ============ ============


                             The Knot Inc.
                 Consolidated Statements of Operations
               (in thousands, except per share amounts)


                         Three months ended       Six months ended
                              June 30,                June 30,
                      ------------------------------------------------
                          2006        2005        2006        2005
                      ------------------------------------------------
                       (Unaudited) (Unaudited) (Unaudited) (Unaudited)
Net revenues:
Sponsorship and
 advertising               $8,354      $6,054     $16,153     $11,829
Merchandise                 4,897       4,067       8,035       7,453
Publishing and other        4,478       3,445       8,292       6,217
                      ------------------------------------------------
Total net revenues         17,729      13,566      32,480      25,499

Cost of revenues            4,058       2,875       7,187       5,787
                      ------------------------------------------------

Gross profit               13,671      10,691      25,293      19,712

Operating expenses:
Product and content
 development                1,828       1,774       3,613       3,454
Sales and marketing         4,368       3,530       9,083       7,157
General and
 administrative             3,326       3,856       6,588       6,974
Depreciation and
 amortization                 453         280         825         561
                      ------------------------------------------------
Total operating
 expenses                   9,975       9,440      20,109      18,146

Income from
 operations                 3,696       1,251       5,184       1,566

Interest and other
 income, net                  363         167         663         297
                      ------------------------------------------------

Income before income
 taxes                     $4,059      $1,418      $5,847      $1,863
Provision for income
 taxes                        173          78         276         114

Net income                 $3,886      $1,340      $5,571      $1,749
                      ================================================

Basic earnings per
 share                      $0.17       $0.06       $0.24       $0.08
                      ================================================
Diluted earnings per
 share                      $0.15       $0.05       $0.22       $0.07
                      ================================================

Weighted average
 number of common
 shares outstanding
  Basic                23,173,216  22,654,055  23,129,238  22,532,971
                      ================================================
  Diluted              25,783,965  24,717,359  25,681,506  24,507,398
                      ================================================





    CONTACT: VMW Corporate & Investor Relations
             Vicki Weiner/Sylvia Dresner, 212-616-6161 info@vmwcom.com